EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Fulton Bancshares Corporation

We consent to the incorporation by reference in registration statements (Form SB-2 No. 33-85626) of Fulton Bancshares Corporation of our report dated March 2, 2005 (except for Notes 14 and 15, as to which the date is March 29, 2005), appearing in the 2004 Annual Report to Shareholders incorporated by reference in this Form 10-K of Fulton Bancshares Corporation for the year ended December 31, 2004.

/S/ SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, PA

March 29,2005